Exhibit 10.77
BAKER HUGHES INCORPORATED
Compensation Table for Named Executive Officers and Directors
Named Executive Officers:

		Base Salary
	Current	Effective
	Base Salary	April 2011[2]
Chad C. Deaton [1]	$1,155,000	$1,281,364
Martin S. Craighead	650,000	710,526
Peter A. Ragauss	650,000	680,526
Alan R. Crain	473,000	499,429
John A. O’Donnell	400,000	424,500
Non-Employee Directors3:

Annual Cash Retainer:	$75,000
Audit/Ethics Committee Chairman Annual Retainer:	$20,000
Other Committee Chairman Annual Retainer:	$15,000
Audit/Ethics Committee Members Retainer:	$10,000
Other Committee Members Retainer (Excluding Executive Committee):	$5,000
Lead Director	$15,000

Annual Non-Retainer Equity (restricted stock awarded in January, stock options awarded 50% in January and 50% in July of each year):	$200,000

[1]	Mr. Deaton has an Amended and Restated Employment Agreement with Baker Hughes Incorporated, filed as Exhibit 10.1 to Current Report on Form 8-K filed December 19, 2008.

[2]	In addition to their base salaries, these named executive officers, at the discretion of the Board of Directors can receive equity compensation pursuant to the Baker Hughes Incorporated 2002 Director & Officer Long-Term Compensation Plan, filed as Exhibits 10.2 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2003; 10.3 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2005; and 10.3 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2008. These named executive officers also are entitled to participate in the Company’s Annual Incentive Compensation Plan, as amended and restated, filed as Exhibits 10.15 and 10.16 to Annual Report of Baker Hughes Incorporated on Form 10-K for the year ended December 31, 2007 and December 31, 2008, respectively. In 2011, the Executive Perquisite Program will be eliminated for the Named Executive Officers.

[3]	Non-employee directors are reimbursed for reasonable travel and related expenses.